EXHIBIT 32







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In  connection  with the  Quarterly  Report  of  Energas  Resources,  Inc.  (the
"Company") on Form 10-QSB/A for the period ending July 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), George
G. Shaw, the President, Chief Executive Officer and Principal Financial Officer of the Company, certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects the financial condition and results of the Company.


April 7, 2006                       /s/ George G. Shaw
                                    ------------------------------------------
                                    George G. Shaw, President, Chief Executive
                                    Officer and Principal Financial Officer